UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

SOUTH 8 ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Definitive Additional Materials

South 8 Energy, LLC (the “Company”) will be holding its annual meeting of the members on June 23, 2025 (the “2025 Annual Meeting”). On May 1, 2025, the Company filed a Definitive Proxy Statement, together with all amendments thereto, appendices and proxy card (the "Proxy Statement") with the United States Securities and Exchange Commission (the "SEC"). The Company will mail the Proxy Statement with a cover letter detailing the transfer deadline for the transfer of units as described in the Proxy Statement before the 2025 Annual Meeting (the “Transfer Deadline Notice”) on or around May 9, 2025. The Transfer Deadline Notice being sent to the members is set forth below.

PROXY STATEMENT COVER LETTER

To our Members:
The Board of Governors of South 8 Energy, LLC (the “Company”) is proposing to deregister as a public company with the Securities and Exchange Commission (the “SEC”). The Company is holding its annual meeting on June 23, 2025 at 10 a.m. in person at the Bismarck Hotel and Conference Center at 800 3rd Street, Bismarck, ND 58504 (the “2025 Annual Meeting”) to vote on the deregistration and to elect our Governors. The definitive proxy statement, its appendices, the documents incorporated by reference therein and the proxy card accompany this notice and are available on the Company’s new website at https://south8energy.com//, and filed with the SEC at https://www.sec.gov/edgar.

In order to accomplish the deregistration, the Board of Governors is recommending the reclassification of the Company’s membership units into three classes as described in the definitive proxy statement. Members have until June 16, 2025 for membership unit transfers before the proposed reclassification. The purpose of this trading window is to allow unit holders the opportunity to make transfers before the reclassification to own the requisite number of units to be in their desired class. The total number of units a member holds at the time the reclassification is effective will determine the class of units held by that member. We encourage you to speak with your legal and tax advisors to determine whether combining unit ownership or acquiring additional units may be advantageous.

No transfers of membership units will be permitted after June 16, 2025, through the 2025 Annual Meeting in order to allow the Company to determine the final numbers of each class if the reclassification is approved.

If you have any questions regarding this process, please feel free to contact any of our Governors, our chief executive officer or our chief financial officer.

We thank all of you for your support.

Very Truly Yours,
/s/ Jodi Johnson
Chief Executive Officer

Additional Information and Where to Find it
This letter does not contain all of the information concerning the reclassification of the Company’s membership units and the transactions contemplated thereby (the “Reclassification”). Before making any voting decisions, Members are urged to read the definitive proxy statement its appendices and the documents incorporated by reference therein accompanying this notice because they contain important information about the Company and the Reclassification. The Company’s definitive proxy statement, its appendices, and the documents incorporated by reference therein are also available online at our website https://south8energy.com/ ” and filed with the SEC at https://www.sec.gov/edgar.

This letter is not a proxy statement or a solicitation of proxies from the holders of the Company’s membership units. Any solicitation of proxies will be made only by the Company’s definitive proxy statement.

Forward Looking Statements
This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter. We qualify all of our forward-looking statements by these cautionary statements.
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